Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:  Form S-8 No. 333-101183 pertaining to the Textron Savings Plan, Form S-8 No. 333-101180 pertaining to the 1999 Long-Term Incentive Plan, Form S-8 No. 333-105100 related to the 1999 Long-Term Incentive Plan, Form S-8 No. 333-78145 pertaining to the 1999 Long-Term Incentive Plan, Form S-8 No. 333-124723 pertaining to the 1999 Long-Term Incentive Plan, Form S-8 No. 333-50931 pertaining to the Textron Canada Savings Plan, Form S-8 No. 33-57025 pertaining to the 1994 Long-Term Incentive Plan, Form S-3 No. 333-113313 pertaining to the $2 Billion Shelf Registration and Form S-8 No. 333-144977 pertaining to the 2007 Long-Term Incentive Plan of Textron Inc. of our report dated February 13, 2008 (except for the second paragraph in Note 1, the ninth paragraph in Note 3, and Note 20, as to which the date is April 25, 2008), with respect to the Consolidated Financial Statements and schedule of Textron Inc. and our report dated February 13, 2008, with respect to the effectiveness of internal control over financial reporting of Textron Inc., included in this report on Form 8-K of Textron Inc. dated April 28, 2008.

/s/Ernst & Young LLP
Boston, Massachusetts
April 25, 2008